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                      Sensormatic Electronics Corporation
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                                     Investor Contact: Alison Tanner, CFA
                                     Director of Financial Relations
FOR IMMEDIATE RELEASE                (561) 989-7556
                                     Media Contact: Debbie Coller
                                     Vice President of Corp. Communications
                                     (561) 989-7035

           SENSORMATIC ANNOUNCES SEARCH FOR ADDITIONAL BOARD MEMBERS

BOCA RATON, FL. OCTOBER 21, 1999 -- Sensormatic Electronics Corporation (NYSE:
SRM) today announced that it plans within the next twelve months to enlarge its Board of Directors by adding two new independent directors. The Company will engage a search firm as part of its active efforts to recruit qualified candidates who would be expected to contribute significantly to the Company's future direction and growth. In particular, the Board will be seeking candidates with expertise in technology and marketing, as well as in the markets that Sensormatic serves.

The Company noted that this search is a continuation of its program to augment its Board with independent directors, which commenced in 1995. Through that program, three independent directors, Timothy P. Hartman, former Chairman of NationsBank Texas, J. Richard Munro, former Co-Chairman and Co-Chief Executive Officer of Time Warner Inc., and Fred A. Briedenbach, former President and Chief Operating Officer of Gulfstream Aerospace Corporation, have joined Sensormatic's Board. In addition, the Company's recently appointed President and Chief Executive Officer, Per-Olof Loof, has joined the Board. The board currently consists of eight members.

Except for historical matters, the matters discussed in this news release are forward looking statements which reflect the Company's current views with respect to future events and financial performance. These forward-looking statements are subject to certain risks and uncertainties which could cause actual results to differ materially from historical results or those anticipated. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The following factors, among other possible factors, could cause actual results to differ materially from historical results or those anticipated: changes in international operations, exchange rate risk, market conditions for the Company's products, the Company's ability to provide innovative and cost-effective solutions, development risks, changes in regulations or standards applicable to the Company's products, competition and changes in the economic climate.

Sensormatic Electronics Corporation is the leading supplier of electronic security systems to the retail, commercial and industrial marketplaces. Sensormatic is also the leader in integrated source tagging -- a process where consumer goods manufacturers insert anti-theft tags at the point of manufacturing or packaging. For additional information on Sensormatic, visit our website at http://www.sensormatic.com


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